Exhibit 10.1

EXECUTION COPY

CONSENT MEMORANDUM

TO:	Akorn, Inc. Lender Group
RE:	Consent re: Restatement of Financials
DATE:	November 12, 2015

Reference is hereby made to that certain Credit Agreement, dated as of April 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Akorn, Inc., as the Borrower (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto from time to time (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The Borrower previously informed the Administrative Agent and the Lenders that it would restate its previously issued financial statements for the annual period ended December 31, 2014 and the quarterly periods ended June 30, 2014, September 30, 2014 and December 31, 2014 (such financial statements, together with the related deliveries required pursuant to Sections 5.01(a), 5.01(b) and 5.01(c) of the Credit Agreement, are collectively referred to herein as the “Specified 2014 Financials”). As a result of such pending restatements (collectively, the “Restatements”), the Borrower also previously informed the Administrative Agent and the Lenders that it (a) needed an extension under the Credit Agreement in order to furnish its financial statements (and related deliveries) for the quarterly period ended March 31, 2015 (such financial statements and related deliveries, the “2015 Q1 Financials”), the quarterly period ended June 30, 2015 (such financial statements and related deliveries, the “2015 Q2 Financials”) and the quarterly period ended September 30, 2015 (such financial statements and related deliveries, the “2015 Q3 Financials”), in each case, as currently required by Sections 5.01(b) and 5.01(c) of the Credit Agreement, (b) would not file with the SEC its Quarterly Report on Form 10-Q (and related deliveries) for the quarterly period ended March 31, 2015 (such financial statements and related deliveries, the “2015 Q1 10-Q”) on or before the applicable deadline established by the SEC with respect to such periodic report of the Borrower and (c) may not file with the SEC its Quarterly Report on Form 10-Q (and related deliveries) for the quarterly period ended June 30, 2015 (such financial statements and related deliveries, the “2015 Q2 10-Q”) and the quarterly period ended September 30, 2015 (such financial statements and related deliveries, the “2015 Q3 10-Q” and, together with the 2015 Q1 10-Q and the 2015 Q2 10-Q, the “2015 10-Qs”), in each case, on or before the applicable deadline established by the SEC with respect to such periodic reports of the Borrower.

Pursuant to that certain Consent Memorandum, dated May 19, 2015 (the “Existing Consent Memorandum”), by and among the Administrative Agent and the Lenders party thereto, and acknowledged and agreed to by the Borrower, the Administrative Agent and the Lenders party thereto consented and agreed that, inter alia, certain specified Defaults or Events of Defaults that may have occurred and be continuing or may occur as a result of the foregoing were waived, so long as the Specified 2014 Financials, the 2015 Q1 Financials, the 2015 Q2 Financials, the 2015 Q3 Financials, internally prepared drafts of the 2015 Q1 Financials and internally prepared drafts of the 2015 Q2 Financials were furnished to the Administrative Agent and the Lenders within certain extended time periods set forth in the Existing Consent Memorandum.

The Borrower has now informed the Administrative Agent and the Lenders that (a) it will need a further extension under the Credit Agreement in order to furnish the restated Specified 2014 Financials, the 2015 Q1 Financials, the 2015 Q2 Financials and the 2015 Q3 Financials, (b) it will also need an extension under the Credit Agreement in order to furnish its financial statements (and related deliveries) for the quarterly period ending December 31, 2015 (such financial statements and related deliveries, the “2015 Q4 Financials” and, together with the 2015 Q1 Financials, the 2015 Q2 Financials and the 2015 Q3 Financials, the “2015 Quarterly Financials”), as currently required by Sections 5.01(b) and 5.01(c) of the Credit Agreement, (c) it will also need an extension under the Credit Agreement in order to furnish its financial statements (and related deliveries) for the annual period ending December 31, 2015 (the “2015 Annual Financials” and, together with the 2015 Quarterly Financials, the “2015 Financials”), as currently required by Sections 5.01(a) and 5.01(c) of the Credit Agreement, (d) it will also need an extension under the Credit Agreement in order to furnish its financial statements (and related deliveries) for the quarterly period ending March 31, 2016 (such financial statements and related deliveries, the “2016 Q1 Financials”), as currently required by Sections 5.01(b) and 5.01(c) of the Credit Agreement, (e) it may not file with the SEC its Annual Report on Form 10-K (and related deliveries) for the annual period ending December 31, 2015 (such financial statements and related deliveries, the “2015 10-K”) on or before the applicable deadline established by the SEC with respect to such periodic report of the Borrower and (f) it may not file with the SEC its Quarterly Report on Form 10-Q (and related deliveries) for the quarterly period ending March 31, 2016 (such financial statements and related deliveries, the “2016 Q1 10-Q”) on or before the applicable deadline established by the SEC with respect to such periodic report of the Borrower.

The Borrower has now requested that the Administrative Agent and the Required Lenders consent to and agree (the “Consent”) that any Default or Event of Default that may have occurred and is continuing or may occur, in each case, pursuant to clauses (c), (d), (e), (g) and/or (n) of Article VII of the Credit Agreement or the corresponding provisions of any other Loan Document, solely and directly as a result of (i) any of the Specified 2014 Financial Statements being incorrect, (ii) the Restatements, (iii) any failure of the Borrower to file any 2015 10-Q, the 2015 10-K or the 2016 Q1 10-Q on or before the applicable deadline established by the SEC with respect to such periodic reports of the Borrower, (iv) any failure of the Borrower to provide the restated Specified 2014 Financials, the 2015 Financials, any 2015 10-Qs, the 2015 10-K, the 2016 Q1 Financials and/or the 2016 Q1 10-Q on or before any other applicable deadline and/or (v) any failure of the Borrower to provide any notice of the foregoing, are each hereby waived; provided that, the Borrower shall furnish to the Administrative Agent and the Lenders (1) the restated Specified 2014 Financials, the 2015 Financials and the 2016 Q1 Financials by no later than August 15, 2016 and (2) internally prepared drafts of the 2015 Q3 Financials by no later than November 13, 2015 (to the extent the 2015 Q3 Financials are not furnished to the Administrative Agent and the Lenders on or prior to such date), internally prepared drafts of the 2015 Q4 Financials by no later than February 12, 2016 (to the extent the 2015 Q4 Financials are not furnished to the Administrative Agent and the Lenders on or prior to such date), internally prepared drafts of the 2015 Annual Financials by no later than March 31, 2016 (to the extent the 2015 Annual Financials are not furnished to the Administrative Agent and the Lenders on or prior to such date) and internally prepared drafts of the 2016 Q1 Financials by no later than May 13, 2016 (to the extent the 2016 Q1 Financials are not furnished to the Administrative Agent and the Lenders on or prior to such date) (such internally prepared drafts of the 2015 Q3 Financials, 2015 Q4 Financials, 2015 Annual Financials and 2016 Q1 Financials are collectively referred to herein as the “Specified Draft Financials”); provided further that, it is hereby understood and agreed that, if the Borrower fails to provide the Administrative Agent and the Lenders with (x) the restated Specified 2014 Financials, the 2015 Financials and the 2016 Q1 Financials on or prior to August 15, 2016 or (y) any of the Specified Draft Financials (to the extent required to be provided) on or prior to the respective deadlines set forth above, the waiver of any Default or Event of Default pursuant to this Consent shall cease to be effective, the Administrative Agent and the Lenders shall have all the rights and remedies afforded by the Credit Agreement and the other Loan Documents as if such waiver had never been granted, and an immediate Event of Default shall be deemed to have occurred under the Credit Agreement.

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From and after the date this Consent Memorandum becomes effective, for purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and each Lender shall be deemed to authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury regulation Section 1.1471-2(b)(2)(i) or 1.1471-2T(b)(2)(i).

Each of the Lenders party hereto hereby acknowledges and agrees that the Specified Draft Financials may include material non-public information concerning the Borrower, the other Loan Parties and their Related Parties or their respective securities, including for purposes of Federal and state securities laws, and are subject to Section 9.12 of the Credit Agreement.

Please indicate your Consent and your agreement to the other matters described above, as soon as possible but in no event later than noon (New York City time) on November 12, 2015 by executing two (2) counterparts of your attached signature page to this Consent Memorandum and, upon execution, returning one copy by fax or e-mail to the attention of Zeynep Gieseke at Latham & Watkins LLP, counsel to the Administrative Agent (fax number: 312.993.9767; e-mail: zeynep.gieseke@lw.com) and returning two (2) originals to Zeynep Gieseke at Latham & Watkins LLP, 330 North Wabash Avenue, Suite 2800, Chicago, Illinois 60611. Please make any necessary corrections or adjustments to your signature block prior to execution and delivery. This Consent Memorandum will be effective upon the Administrative Agent’s receipt of (i) executed signature pages via facsimile or e-mail from the Borrower, the Administrative Agent and the Required Lenders pursuant to Section 9.02 of the Credit Agreement and (ii) all fees (including consent fees payable to the Lenders) and any other amounts due and payable in connection with this Consent Memorandum, including reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent.

Each reference in the Credit Agreement to “this Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” and words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof”, “therein” and words of like import), shall mean and be a reference to the Credit Agreement after giving effect to this Consent Memorandum; and this Consent Memorandum and the Credit Agreement shall be read together and construed as a single instrument. This Consent Memorandum is a Loan Document. Except as expressly set forth herein, (i) all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed and (ii) the execution, delivery and effectiveness of this Consent Memorandum shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

All of the terms and provisions of this Consent Memorandum shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

This Consent Memorandum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent Memorandum by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Consent Memorandum. This Consent Memorandum shall be governed by and construed in accordance with the laws of the State of New York.

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[Signature Pages Follow]

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JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By:	/s/ John Petry
Name:	John Petry
Title:	Authorized Officer

Signature Page to ABL Consent Memorandum

Akorn, Inc.

Name of Lender:

Bank of America, N.A.

By	/s/ Andrew J. Heinz
Name: Andrew J. Heinz
Title: Authorized Officer

For any Lender requiring a second signature line:

By
Name:
Title:

Signature Page to ABL Consent Memorandum

Akorn, Inc.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Nathan McIntosh
Name: Nathan McIntosh
Title: Duly Authorized Signer

Signature Page to ABL Consent Memorandum

Akorn, Inc.

Acknowledged and Agreed:

AKORN, INC.

By:	/s/ Joe Bonaccorsi
Name: Joe Bonaccorsi
Title: Secretary

Signature Page to ABL Consent Memorandum

Akorn, Inc.